UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 25, 2002

HYPERTENSION DIAGNOSTICS, INC.

(Exact name of Registrant as specified in its charter)

Minnesota	0-24635	41-1618036

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2915 Waters Road, Suite 108 Eagan, Minnesota		55121

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 651-687-9999

ITEM 5. OTHER EVENTS.
ITEM 7. EXHIBITS.
SIGNATURE
EX-99.1 Press Release dated October 25, 2002

Items 1, 2, 3, 4, 6, and 8 are not applicable and therefore omitted.

ITEM 5. OTHER EVENTS.

     On October 25, 2002 at 3:00 p.m. local time, Hypertension Diagnostics, Inc. (the “Company”) reconvened its Special Meeting of Shareholders originally scheduled for 10 a.m. local time on September 25, 2002. After reconvening, it was announced that a quorum was present at the Special Meeting, either in person or by proxy. At the Special Meeting, the Company’s shareholders approved, by a majority vote of the shares present in person or by proxy, Proposal 1: The issuance of Common Stock equal to 20% or more of the outstanding Common Stock of the Company upon (a) conversion of $2,000,000 aggregate principal amount of 8% Convertible Notes due March 27, 2005 and (b) exercise of Common Stock Purchase Warrants.

     The Special Meeting of the Company’s shareholders was held to obtain approval of Proposal 1 pursuant to the requirements of the Subscription Agreement dated March 27, 2002 by and between the Company and the subscribers thereto (the “Subscription Agreement”) under which the Company issued $2,000,000 aggregate principal amount of Convertible Notes due March 27, 2005 (the “Notes”) to five investors party to the Subscription Agreement (the “Investors”).

     By the letter agreement dated October 15, 2002 between each of the Investors and the Company (the “Letter Agreement”), the Investors agreed to waive certain events of default under the Notes on the condition that the Company hire a proxy solicitor for its Special Meeting of Shareholders and, on or before October 25, 2002, obtain the approval of its shareholders of Proposal 1 put forth at the Special Meeting. Because the Company has hired a proxy solicitor and obtained the approval of Proposal 1 by its shareholders on October 25, 2002, the waiver of the certain events of default has become effective.

     The Letter Agreement operates as a waiver of the following events of default: (a) the failure of the Company to obtain the approval of its shareholders of Proposal 1 put forth at its Special Meeting of Shareholders on or before the September 27, 2002; (b) the failure of the Company to comply with the requirement for continued listing on The Nasdaq SmallCap Market for a period of seven (7) consecutive trading days because the minimum bid price of its Common Stock was less than $1.00; and (c) receipt by the Company on August 27, 2002 of a notice from The Nasdaq Stock Market, Inc. stating that the Company is not in compliance with the requirements for continued listing because of the failure of the Company’s Common Stock to maintain a minimum bid price of $1.00 for a period of thirty (30) consecutive trading days.

     Pursuant to the Letter Agreement, the Investors also waive a covenant default under the Notes, if any exists, relating to the registration by the Company of 125% of the number of shares of Common Stock issuable upon conversion of the Notes, on the condition that, in addition to retaining a proxy solicitor and obtaining shareholder approval of Proposal 1, the Company file a registration statement on or before November 15, 2002 to register for resale 750,000 additional shares of its Common Stock.

     The waiver only relates to the covenant defaults described above. No other events of default are waived. The failure of the Company to comply with any of the covenants of the Notes will result in an event of default under the Notes. Upon an event of default, a Note holder, at its option, may demand cash repayment of 130% of the then-outstanding principal amount of the Note and any accrued but unpaid interest. There can be no assurance that the Company will comply with the Note covenants in the future. There can also be no assurance that the Company will successfully obtain a waiver of any future event of default, if any event of default should occur.

     Also on October 25, 2002, the Company announced the results of its Special Meeting and the effectiveness of the waiver contained in the Letter Agreement by a press release which is attached as Exhibit 99.1.

ITEM 7. EXHIBITS.

Exhibit 99.1	Press Release dated October 25, 2002.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HYPERTENSION DIAGNOSTICS, INC.

By	/s/ James S. Murphy

Its Senior Vice President, Finance and Administration and Chief Financial Officer

Dated: October 25, 2002